Exhibit 5.1

Opinion of K&L Gates LLP

December 2, 2014

Universal Insurance Holdings, Inc.

1110 West Commercial Boulevard

Fort Lauderdale, Florida 33309

Ladies and Gentlemen:

We have acted as counsel to Universal Insurance Holdings, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 1,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Shares are being offered, issued and sold in a registered direct offering pursuant to a letter agreement (the “Letter Agreement”) by and among the Company and the investor named therein (the “Investor”). The Shares are being offered and sold pursuant to the Registration Statement (Registration No. 333-185484) on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being delivered at your request in accordance with the requirements of Section 7(a), and paragraph 29 of Schedule A, of the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the Amended and Restated Certificate of Incorporation of the Company, as amended and supplemented, and as certified by the Secretary of the Company;

(iii) the Bylaws of the Company, as currently in effect, and as certified by the Secretary of the Company (the “Bylaws”);

(iv) the Letter Agreement;

(v) the corporate actions of the Company that provide for the adoption of the Registration Statement and the sale of the Shares to the Investor, including relevant resolutions of the Company’s Board of Directors; and

(vi) a specimen certificate representing the Common Stock.

We have also examined and relied upon certificates of public officials and as to certain matters of fact that are material to our opinion, certificates of officers or other representatives of the Company. We have not independently established any of the facts on which we have so relied.

Universal Insurance Holdings, Inc.

December 2, 2014

For purposes of our opinions, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

Our opinions set forth herein are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware General Corporation Law. We do not express any opinion with respect to any other law or as to the effect of any other law on the opinions herein stated.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized by the Company for issuance and sale to the Investor pursuant to the Letter Agreement and, when issued and delivered by the Company pursuant to the Letter Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP